UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. 1)

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXPLANATORY NOTE

This Amendment No.1 to (this “Amendment”) Schedule 14C, dated September 10, 2014, is being filed to amend the Definitive Additional Materials filed by Brookfield DTLA Fund Office Trust Investor Inc. (the “Company”) related to its 2014 annual meeting of its stockholders in order to amend the Beneficial Voter Information Form for the Company’s Annual Meeting (the “BVIF”) previously filed on September 2, 2014. After filing the original BVIF, the Company discovered that the BVIF omitted a box that a stockholder must check if he, she or it intends to attend the Company’s Annual Meeting and vote his, her or its shares in person. A corrected BVIF with this box is attached to and filed with this Amendment.

BROOKFIELD DTLA FD OFFICE TR INV INC.
ANNUAL MEETING FOR HOLDERS AS OF 8/29/14
TO BE HELD ON 10/17/14

M78368-P55580

Important Notice Regarding the Availability of Information Statement Materials for the Stockholder Meeting. The following materials are available at www.materials.proxyvote.com/112714:
Stockholder Letter, Information Statement, Annual Report

PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON ☐

BENEFICIAL VOTER INFORMATION FORM FOR THE BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC. ANNUAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The matters set forth below will be discussed and voted on at the annual meeting (the "Annual Meeting") of stockholders of Brookfield DTLA Fund Office Trust Investor Inc. (the "Company"), to be held on October 17, 2014 at 11:00 a.m. (New York time) at 250 Vesey Street, New York, NY 10281, for holders of common stock, par value $0.01 per share ("Common Stock"), or 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"), of the Company.

Common Stock–

(i) Elect directors to serve until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

(ii) Ratify the selection of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(iii) Transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Series A Preferred Stock–

(i) Elect directors to serve a one-year term and until their successors are duly elected and qualify or, if earlier, until the full payment (or setting aside for payment) of all dividends on the Series A Preferred Stock that are in arrears, as well as dividends for the then current period.

NOTE: Admission to the Annual Meeting is limited to stockholders of record at the close of business on August 29, 2014. If you are receiving this Beneficial Voter Information Form, the shares are held in the name of a bank, broker, nominee or other holder of record. If you plan to attend and vote at the Annual Meeting, you must obtain a legal proxy from your bank, broker, nominee or other holder of record, which will serve as your admission ticket to the Annual Meeting. **Please present a government-issued photo identification card, a legal proxy from your bank, broker, nominee or other holder of record and this Beneficial Voter Information Form to be admitted to the Annual Meeting.**

Cameras, cellular phones, recording equipment and other electronic devices will not be permitted at the Annual Meeting.